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                                                                     EXHIBIT 5.1

GRAYDON
HEAD &
RITCHEY
LLP
ATTORNEYS AT LAW

DOUGLAS D. ROBERTS, ESQ.
DIRECT DIAL:  (513) 629-2733
E-MAIL:  DROBERTS@GRAYDON.COM

                                                February 7, 2002

Regent Communications, Inc.
100 E. RiverCenter Boulevard
9th Floor
Covington, Kentucky 41011

         RE: REGISTRATION OF 174,917 SHARES OF COMMON STOCK OF REGENT COMMUNICATIONS, INC. PURSUANT TO REGISTRATION STATEMENT ON FORM S-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Gentlemen:

         We have acted as counsel to Regent Communications, Inc. (the "Company"), a Delaware corporation, in connection with the registration of 174,917 shares of its Common Stock issued to Connoisseur Communications of Flint, L.P. pursuant to that certain Amendment to Agreement between Connoisseur Communications of Flint, L.P. and Regent Broadcasting of Grand Rapids, Inc. dated February 4, 2002 (the "Amendment").

         As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Certificate of Incorporation, Bylaws and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, we are of the opinion that the 174,917 shares of Common Stock issued to Connoisseur Communications of Flint, L.P. by the Company are validly authorized and legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.


                                      Very truly yours,

                                      GRAYDON HEAD & RITCHEY LLP


                                      By:      DOUGLAS D. ROBERTS
                                               --------------------------
                                               Douglas D. Roberts, Partner